        As filed with the Securities and Exchange Commission on February 11, 2004

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

HESKA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	77-0192527

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1613 Prospect Parkway Fort Collins, CO	80525

(Address of Principal Executive Offices)	(Zip Code)

1997 STOCK INCENTIVE PLAN OF HESKA CORPORATION

(Full title of the plan)

Robert B. Grieve Chairman and Chief Executive Officer HESKA CORPORATION 1613 Prospect Parkway Fort Collins, CO 80525 (970) 493-7272

(Name, address, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock	1,500,000	$2.62	$3,930,000	$497.93

(1)	Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq SmallCap Market on February 6, 2004.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

GENERAL INSTRUCTION E INFORMATION

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Forms S-8 relating to the same employee benefit plan are effective.

        The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on August 21, 1997, File No. 333-34111, February 27, 1998, File No. 333-47124, February 11, 1999, File No. 333-72155, May 31, 2000, File No. 333-38138, February 7, 2001, File No. 333-55112, February 4, 2002, File No. 333-82096 and January 31, 2003, File No. 333-102871 are hereby incorporated by reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(1)	The Registrant’s latest Annual Report on Form 10-K (File No. 333-72155) for the fiscal year ended December 31, 2002 which contains the balance sheets of the Registrant as of December 31, 2002 and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2002, together with the report thereon of KPMG LLP, independent auditors and also contains the balance sheets of the Registrant as of December 31, 2001 and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2000 and 2001, together with the report thereon of Arthur Andersen LLP, independent auditors.

(2)	The Registrant’s Definitive 14A Proxy Statement filed April 25, 2003.

(3)	The Registrant’s Quarterly Reports on Form 10-Q (File No. 333-72155) for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

(4)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-22427), filed on April 24, 1997.

        In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion regarding legality of the securities to be offered.

23.1	Consent of Independent Auditors.

23.2	Notice concerning Arthur Andersen LLP.

23.3	Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant, Heska Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on February 5, 2004.

HESKA CORPORATION BY: /s/ ROBERT B. GRIEVE —————————————— Robert B. Grieve, Chairman and Chief Executive Officer (Principal Executive Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Grieve and Jason Napolitano, and each of them his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT B. GRIEVE ———————————————— Robert B. Grieve	Chairman and Chief Executive Officer (Principal Executive Officer) and Director	February 5, 2004

/s/ JASON A. NAPOLITANO ———————————————— Jason A. Napolitano	Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Secretary	February 5, 2004

/s/ MICHAEL A. BENT ———————————————— Michael A. Bent	Vice President, Controller (Principal Accounting Officer)	February 5, 2004

/s/ WILLIAM A. AYLESWORTH ———————————————— William A. Aylesworth	Director	February 5, 2004

/s/ A. BARR DOLAN ———————————————— A. Barr Dolan	Director	February 5, 2004

/s/ PETER EIO ———————————————— Peter Eio	Director	February 5, 2004

/s/ G. IRWIN GORDON ———————————————— G. Irwin Gordon	Director	February 5, 2004

/s/ LYLE A. HOHNKE ———————————————— Lyle A. Hohnke	Director	February 5, 2004

/s/ LYNNOR B. STEVENSON, PH.D. ———————————————— Lynnor B. Stevenson, Ph.D.	Director	February 5, 2004

/s/ JOHN F. SASEN, SR. ———————————————— John F. Sasen, Sr.	Director	February 5, 2004

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion regarding legality of securities to be offered.

23.1	Consent of Independent Auditors.

23.2	Notice concerning Arthur Andersen LLP.

23.3	Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1).